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                                                                     Exhibit 5.1

                                  June 28, 2006

Ainsworth Lumber Co. Ltd.
Ainsworth Engineered Corp.
Ainsworth Engineered Canada Limited Partnership
Ainsworth Engineered (USA), LLC
Ainsworth Corp.
c/o Ainsworth Lumber Co. Ltd.
    1055 Dunsmuir Street
    Vancouver, British Columbia
    Canada V7X 1L3

               Re: Ainsworth Lumber Co. Ltd.
                   Registration Statement on Form F-4

Ladies and Gentlemen:

     We have acted as special United States counsel to Ainsworth Lumber Co. Ltd., a corporation organized under the laws of British Columbia (the "Company"), in connection with the public offering of US$75,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due April 1, 2013 (the "Exchange Notes"). The Exchange Notes, when issued, will be fully and unconditionally guaranteed by each of Ainsworth Engineered Corp., a Nova Scotia unlimited liability company ("Ainsworth Engineered"), Ainsworth Engineered
(USA), LLC, a Delaware limited liability company ("Ainsworth USA"), Ainsworth Engineered Canada Limited Partnership, a British Columbia limited partnership ("Ainsworth Partnership"), and Ainsworth Corp., a Minnesota corporation ("Ainsworth Corp." and, together with Ainsworth Engineered, Ainsworth USA and Ainsworth Partnership, the "Guarantors"; such guarantees of the Exchange Notes, collectively, the "Guarantees" and, individually, a "Guarantee").

     The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued

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June 28, 2005
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and outstanding US$75,000,000 Senior Floating Rate Notes due April 1, 2013 (the
"Original Notes"), pursuant to the Exchange and Registration Rights Agreement, dated as of April 18, 2006, among the Company, the Guarantors and Deutsche Bank Securities Inc., as initial purchaser of the Original Notes (the "Registration Rights Agreement"). The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of April 18, 2006 (the "Indenture"), among the Company, as issuer, the Guarantors, as guarantors, and The Bank of New York, as trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement. The Guarantees were executed by the Guarantors on April 18, 2006 and apply, by their terms, to the Original Notes and, when issued in exchange for the Original Notes, the Exchange Notes.

     The distribution of the Exchange Notes and the Guarantees is being registered pursuant to a Registration Statement on Form F-4 of the Company and the Guarantors (File No. 333-134708), initially filed with the Securities and Exchange Commission (the "Commission") on June 2, 2006 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 thereto, filed with the Commission on the date hereof (such registration statement, as so amended, including the exhibits thereto, being hereafter referred to as the "Registration Statement").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

     (a)  the Registration Statement;

     (b)  an executed copy of the Registration Rights Agreement;

     (c)  an executed copy of the Indenture;

     (d) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

     (e)  the form of the Exchange Notes;

     (f)  executed copies of the Guarantees;

     (g) resolutions of the board of directors of the Company, adopted by written consent on March 29, 2006;

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     (h)  the Action by Written Consent of the board of managers of Ainsworth
          USA, dated April 10, 2006;

     (i) a certificate, dated June 28, 2006, from the Secretary of State of the State of Delaware as to the legal existence and good standing of Ainsworth USA in the State of Delaware (the "Delaware Certificate"); and

     (j) a certificate of Robert Allen, Chief Financial Officer and Treasurer of Ainsworth USA, dated June 28, 2006.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.


     As used herein, (i) "Applicable Contracts" means those agreements or instruments identified in the exhibit index to the Registration Statement; and
(ii) "Applicable Laws" means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that are normally applicable to transactions of the type contemplated by the Exchange Notes and the Guarantees, but without our having made any special investigation as to the applicability of any specific law, rule or regulation.

     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

     (a) we note that certain of the Applicable Contracts are governed by laws other than the Applicable Laws; our opinions expressed herein are based solely upon our understanding of the plain language of any such Applicable

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          Contract, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such Applicable Contract, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding;

     (b) we have assumed that the execution and delivery by the Company of the Exchange Notes and by the Guarantors of their respective Guarantees and the performance by each of the Company and the Guarantors of its respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which it or any of its properties is subject (except that we do not make this assumption with respect to the Applicable Contracts), (ii) any law, rule, or regulation to which it or any of its respective properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Applicable Laws), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

     (c) we do not express any opinion as to whether the execution and delivery by the Company of the Exchange Notes and by the Guarantors of their respective Guarantees and the performance by each of the Company and the Guarantors of its respective obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Guarantors or any of their respective other subsidiaries;

     (d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

     (e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Exchange Notes and the Guarantees or any transactions contemplated thereby;

     (f) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes and Guarantees, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b)

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          (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and

     (g) in rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Exchange Notes and the Guarantees, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under the Exchange Notes or the Guarantees is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.


     We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York and, insofar as the Guarantee of Ainsworth USA is concerned, the State of Delaware that are normally applicable to transactions of the type contemplated by the Exchange Notes and the Guarantees. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence,we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.


     With your permission, for purposes of the opinions expressed herein, we have assumed that the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture.

     For purposes of the opinions expressed herein, we note that we are not qualified to render opinions as to the laws of British Columbia, Nova Scotia and Minnesota, do not express any opinions with respect to such laws and, at your request, have relied, without independent investigation, as to matters of such laws solely upon the opinions of Borden Ladner Gervais LLP, British Columbia counsel to the Company and Ainsworth Partnership, Stewart McKelvey Stirling Scales, Nova Scotia counsel to Ainsworth Engineered, and Dorsey Whitney LLP, Minnesota counsel to Ainsworth Corp., as set forth in Exhibits 5.2, 5.3 and 5.4, respectively, to the Registration Statement (together, the "Opinions"). Insofar as such Opinions are subject to limitations, qualifications, exceptions and assumptions as set forth therein, our opinions are subject to such limitations, qualifications, exceptions and assumptions.

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     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Opinions, we are of the opinion that:

          1. When the Exchange Notes (in the form examined by us) have been duly executed, authenticated, issued and delivered by the Company in exchange for the Original Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

          2. When the Exchange Notes (in the form examined by us) have been duly executed, authenticated, issued and delivered by the Company in exchange for the Original notes in accordance with the terms of the Indenture, Registration Rights Agreement and the Exchange Offer, each Guarantee will constitute a valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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